UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2017

BLINK CHARGING CO.

(Exact name of registrant as specified in its charter)

Nevada	333-149784	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

3284 N 29th Court

Hollywood, Florida 33020-1320

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:(305) 521-0200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Fourth Amendment to Secured Convertible Promissory Note

On September 7, 2017, Blink Charging Co. (the “Company”) entered into a Fourth Amendment to Secured Convertible Promissory Note with Chase Mortgage, Inc. (the “Fourth Amendment”). Although the Fourth Amendment is dated September 5, 2017, the Fourth Amendment did not become binding until it was fully signed on September 7, 2017.

On November 14, 2014 the Company and SMS Real Estate LLC (“SMS”) entered into a secured convertible promissory note pursuant to which SMS lent $200,000 to the Company (the “Original Note”). SMS assigned the Original Note (as amended in February 2015 and May 2015) to Chase Mortgage, Inc. (“Chase Mortgage”) in November 2015. The Original Note was amended for a third time in November 2015. The investment decisions of SMS are controlled by Marc Lehmann. The investment decisions of Chase Mortgage are controlled by Mark Herskowitz.

The Fourth Amendment amends the Original Note to clarify the principal owed is $50,000 and extends the maturity date from February 2016 to the earlier of: (a) December 29, 2017; or (b) the Company receiving $5 million in proceeds from equity and/or debt financings. Chase Mortgage also waived any past events of default with regard to a failure to make payments pursuant to the Original Note, as amended. In consideration for Chase Mortgage entering into the Fourth Amendment, the Company issued a five-year Warrant for 10,000 shares of the Company’s common stock (the “Fourth Amendment Warrant”). The exercise price of the Fourth Amendment Warrant is the lower of: (a) $35.00; or (b) the price equal to a twenty percent (20%) discount to the price per share sold in any equity financing transaction within the next twelve (12) months whereby the Company cumulatively receives at least $1 million.

The foregoing description of the terms of the Fourth Amendment and the Fourth Amendment Warrant does not purport to be complete and is qualified in its entirety by reference to the provisions of the Fourth Amendment and the Fourth Amendment Warrant, which are attached hereto as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K.

New Secured Promissory Notes

On September 7, 2017, the Company issued a Secured Promissory Note to SMS pursuant to which SMS lent $160,000 to the Company (the “SMS Note”). Although the SMS Note is dated September 6, 2017, the SMS Note did not become binding until September 7, 2017 when the Company received the funds. The SMS Note bears interest at a rate of 12% and has a maturity date of the earlier of: (a) December 29, 2017; or (b) the Company receiving $5 million in proceeds from equity and/or debt financings. In addition, prior to the maturity date, for every $1 million the Company receives in proceeds from equity and/or debt financings, the Company is obligated to repay $32,000 to SMS. In connection with the Company issuing the SMS Note, Company issued a five-year warrant for 9,600 shares of the Company’s common stock. The terms of the SMS warrant are substantially similar to the terms of the Fourth Amendment Warrant.

On September 7, 2017, the Company issued a Secured Promissory Note to Chase Mortgage pursuant to which Chase Mortgage lent $100,000 to the Company (the “Chase Note”). Although the Chase Note is dated September 6, 2017, the Chase Note did not become binding until September 7, 2017 when the Company received the funds. The Chase Note bears interest at a rate of 12% and has a maturity date of the earlier of: (a) December 29, 2017; or (b) the Company receiving $5 million in proceeds from equity and/or debt financings. In addition, prior to the maturity date, for every $1 million the Company receives in proceeds from equity and/or debt financings, the Company is obligated to repay $20,000 to Chase. In connection with the Company issuing the Chase Note, Company issued a five-year warrant for 6,000 shares of the Company’s common stock. The terms of the Chase warrant are substantially similar to the terms of the Fourth Amendment Warrant.

Pursuant to the SMS Note and the Chase Note, each of Chase Mortgage and SMS have a security interest in all of the Company’s assets.

The SMS Note and the Chase Note are short-term debt obligations that are material to the Company. The SMS Note and the Chase Note may be prepaid in accordance with the terms set forth in the SMS Note and the Chase Note. The SMS Note and the Chase Note also contains certain representations, warranties, covenants and events. In the event of default, at the option of the lender, the lender may consider the SMS Note and the Chase Note (as appropriate) immediately due and payable.

The foregoing description of the terms of the SMS Note and the Chase Note does not purport to be complete and is qualified in its entirety by reference to the provisions of the SMS Note and the Chase Note, which are attached hereto as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Warrant Conversion Agreements

On September 6, 2017, the Company and SMS entered into a Warrant Conversion Agreement (the “SMS Conversion Agreement”). Pursuant to the SMS Conversion Agreement, SMS agreed to exchange 2,000 warrant shares it owned prior to September 1, 2017 (all of the warrants shares it owned prior to that date) for 1,700 shares of the Company’s common stock. There is no “lockup” agreement with regard to the shares of common stock SMS is receiving pursuant to the SMS Conversion Agreement. The SMS Conversion Agreement does not affect the five-year warrant for 9,600 shares of the Company’s common stock that SMS received in connection with the SMS Note.

On September 6, 2017, the Company and Chase Mortgage entered into a Warrant Conversion Agreement (the “Chase Conversion Agreement”). Pursuant to the Chase Conversion Agreement, Chase Mortgage agreed to exchange 5,600 warrant shares it owned prior to September 1, 2017 (all of the warrants shares it owned prior to that date) for 4,760 shares of the Company’s common stock. There is no “lockup” agreement with regard to the shares of common stock Chase Mortgage is receiving pursuant to the Chase Conversion Agreement. The Chase Conversion Agreement does not affect the five-year warrant for 6,000 shares of the Company’s common stock that Chase Mortgage received in connection with the Chase Note.

On September 7, 2017, the Company and Mr. Herskowitz entered into a Warrant Conversion Agreement (the “Herskowitz Conversion Agreement”). Pursuant to the Herskowitz Conversion Agreement, Mr. Herskowitz agreed to exchange his 18,000 warrant shares (all of the warrants shares Mr. Herskowitz owns) for 15,300 shares of the Company’s common stock. There is no “lockup” agreement with regard to the shares of common stock Mr. Herskowitz is receiving pursuant to the Herskowitz Conversion Agreement.

The foregoing description of the terms of the SMS Conversion Agreement, Chase Conversion Agreement, and the Herskowitz Conversion Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of the SMS Conversion Agreement, Chase Conversion Agreement, and the Herskowitz Conversion Agreement, which are attached hereto as Exhibits 10.4, 10.5, and 10.6, respectively, to this Current Report on Form 8-K.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description
4.1	Form of Warrant Issued to SMS Real Estate LLC and Chase Mortgage, Inc.
10.1	Fourth Amendment to Secured Convertible Promissory Note with Chase Mortgage, Inc., dated September 5, 2017.
10.2	Secured Promissory Note Issued to SMS Real Estate LLC, dated September 6, 2017.
10.3	Secured Promissory Note Issued to Chase Mortgage, Inc., dated September 6, 2017.
10.4	Warrant Conversion Agreement with SMS Real Estate LLC, dated September 6, 2017.
10.5 10.6	Warrant Conversion Agreement with Chase Mortgage, Inc., dated September 6, 2017. Warrant Conversion Agreement with Mark Herskowitz, dated September 7, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blink Charging Co.

Dated: September 14, 2017	By:	/s/ Michael J. Calise
	Name:	Michael J. Calise
	Title:	Chief Executive Officer